September 28, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Funds Retirement Annuity Separate Account
          (File Nos. 33-11780 and 811-5023)

Dear Sirs:

     On behalf of Templeton Funds Retirement Annuity Separate Account the (the "Registrant"), attached hereto for electronic filing pursuant to the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 is Post-Effective Amendment No. 13 to the Fund's Registration Statement on Form N-4, with exhibits, marked to indicate changes from Post-Effective Amendment No. 12.

     This amendment is being filed pursuant to Rule 485(b) under the 1933 Act for the purpose of bringing the financial information up to date and making other non-material changes. I certify that the amendment meets the requirements of Rule 485(b).

     Please direct any comments or questions regarding this filing to me at (813) 823-8712.

                                   Sincerely,

                                   /s/ ELLEN STOUTAMIRE
                                   Ellen Stoutamire
                                   Associate Counsel